UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: January 20, 2015

STEMGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21555	54-1812385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer

800 Town and Country Blvd., Suite 300 Houston, TX	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 431-3292

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Private offering

On March 11, 2015 we completed a private offering and sale of common stock to five accredited investors for total gross proceeds to the Company of $25,000. Pursuant to a stock purchase agreement with the investors, we issued the purchasers 5 million shares of our unregistered common stock.

Registration Rights Agreement

In connection with the sale of the shares, we entered into a registration rights agreement with the investors, pursuant to which we agreed to register all of the investor’s shares of our common stock on a Form S-1 registration statement to be filed with the SEC within 120 calendar days after use our commercially reasonable efforts to cause such registration statement to be declared effective under the 1933 Act as promptly as reasonably practicable after the filing.

If the Registration Statement is not filed by the filing date we will make pro rata payments to each investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the amount invested by such investor for each 30-day period or pro rata for any portion thereof following the filing deadline for which no registration statement is filed with respect to the investor’s common shares. Provided, however, in no event shall such liquidated damages exceed 6% of the amount invested by the investor.

For each of the securities issuances, we relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. For each such transaction, we did not engage in general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the company (including information contained in the company’s Annual Report on Form 10-K for the year ended June 30, 2014, Quarterly Report on Form 10-Q for the period ended September 30, 2014, Quarterly Report on Form 10-Q for the period ended December 31, 2014 and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and management of the company was available to answer questions from prospective investors. We reasonably believe that each of the investors is an accredited investor.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 20, 2015, our Board of Directors appointed John David Walls as Chief Executive Officer and President. Mr. Walls was also appointed to serve as a director. Mr. Walls has not been appointed to any committees of the Board, as the Board does not presently have any committees.

Mr. Walls, age 57, brings 30 years of management and banking expertise to the Company. From 2004 until 2014, he served as Chief Financial Officer of a private manufacturing and tool company in Forney, Texas. Mr. Walls holds a bachelor of business administration in finance and real estate from Baylor University. He also attended Southwestern Graduate School of Banking at Southern Methodist University.

Mr. Walls does not have a written employment or other compensatory agreement with the Company. He is being paid $10,000 per month for his services to the Company.

The Company has not entered into any transactions with Mr. Walls described in Item 404(a) of Regulation S-K. Mr. Walls was not appointed pursuant to any arrangement or understanding between Mr. Walls and any other person.

Additionally, on January 20, 2015, Mr. Robert J. Wilson resigned from all positions held with the Company in order to pursue other interests. Mr. Wilson’s resignation was not as a result of any disagreements with us.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement between the Company and Vista View Ventures, Inc., dated March 6, 2015

4.2	Registration Rights Agreement between the Company and Montego Blue Enterprises Corporation, dated March 6, 2015

4.3	Registration Rights Agreement between the Company and The Jaxon Group Corp., dated March 6, 2015

4.4	Registration Rights Agreement between the Company and Groupers Investment LTD, dated March 6, 2015

4.5	Registration Rights Agreement between the Company and THM Consulting Corp., dated March 6, 2015

10.1	Stock Purchase Agreement between the Company and Vista View Ventures, Inc., dated March 6, 2015

10.2	Stock Purchase Agreement between the Company and Montego Blue Enterprises Corporation, dated March 6, 2015

10.3	Stock Purchase Agreement between the Company and The Jaxon Group Corp., dated March 6, 2015

10.4	Stock Purchase Agreement between the Company and Groupers Investment LTD, dated March 6, 2015

10.5	Stock Purchase Agreement between the Company and THM Consulting Corp., dated March 6, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMGEN, INC.
(Registrant)

Date: March 13, 2015	By:	/s/ John David Walls
	Name:	John David Walls
	Title:	Chief Executive Officer

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